The transactions described in this Form 4 were executed by Real Estate
Investment Group.

This statement is being filed jointly by Mr. Eduardo S. Elsztain ("Elsztain"),
Consultores Assets Management S.A. ("CAM"), Consultores Venture Capital Uruguay
S.A. ("CVC Uruguay"), Agroinvestment S.A. ("Agroinvestment"), Consultores
Venture Capital Ltd. ("CVC Cayman"), Ifis Limited ("IFIS"), Inversiones
Financieras del Sur S.A. ("IFISA"), Cresud Sociedad Anonima Comercial,
Inmobiliaria, Financiera y Agropecuaria ("Cresud"), Agrology S.A. ("Agrology"),
IRSA Inversiones y Representaciones Sociedad Anonima ("IRSA"), Inversora Bolivar
S.A. ("IBOSA"), Tyrus S.A. ("Tyrus"), Real Estate Investment Group L.P ("REIG"),
Jiwin S.A. ("Jiwin"), Dolphin Fund Ltd ("Dolphin") and Idalgir S.A. ("Idalgir"
and together with Elsztain, CAM, CVC Uruguay, Agroinvestment, CVC Cayman, IFIS,
IFISA, Cresud, Agrology, IRSA, Tyrus, REIG, IBOSA and Dolphin the "Reporting
Persons"). Mr. Elsztain is a citizen of the Republic of Argentina who serves as
Chairman of the board of directors of each of the following companies, except for Agrology, IBOSA and REIG:

(i)     IFIS, a limited liability company organized under the laws of Bermuda;
(ii)    IFISA, a stock corporation organized under the laws of the Republic of
Uruguay;
(iii)   Cresud, a stock corporation organized under the laws of the Republic of
        Argentina;
(iv)    IRSA, a stock corporation organized under the laws of the Republic of
        Argentina;
(v)     Agrology, a stock corporation organized under the laws of the Republic of Argentina;
(vi)    CAM, a limited liability company organized under the laws of Argentina;
(vii)   CVC Cayman, a limited liability company organized under the laws of
Cayman Island;
(viii)  CVC Uruguay, a limited liability company organized under the laws of the
Republic of Uruguay;
(ix)    Agroinvestment, a stock corporation organized under the laws of the
Republic of Uruguay;
(x)     IBOSA, a stock corporation organized under the laws of the Argentina;
(xi)    Tyrus, a stock corporation organized under the laws of the Republic of
        Uruguay;
(xii)   Jiwin, a stock corporation organized under the laws of the Republic of
        Uruguay, who serves as general partner of Real Estate Investment Group
        L.P;
(xiii)  REIG, a limited partnership organized under the laws of Bermuda;
(xiv)   Dolphin Fund Ltd., a limited liability company organized under the laws of Bermuda; and
(xv)    Idalgir S.A., a stock corporation organized under the laws of the
        Republic of Uruguay ("Idalgir").

Elsztain's principal offices are located at Bolivar 108, 1st floor, Buenos
Aires, Argentina; IFIS' principal offices are located at Mintflower Place 4th floor, 8 Par-La-Ville Road Hamilton HM 08 Bermuda; IFISA's principal offices are located at Ruta 8, 17,500, Edificio @3, local 003, CP 91609, Montevideo,
Republic of Uruguay; Cresud's principal offices are located at Moreno 877, 23rd
Floor, (C1091AAQ) Ciudad Autonoma de Buenos Aires, Argentina; IRSA's principal offices are located at Moreno 877, 21st Floor, (C1091AAQ) Ciudad Autonoma de
Buenos Aires, Argentina; Agrology's principal offices are located at Moreno 877,
21st floor (C1091AAQ), Buenos Aires, Argentina; CAM's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina; CVC Cayman's principal offices are located at Regatta Office Park, P.O. Box 31106, SMB, Grand
Cayman, Cayman Islands; CVC Uruguay's principal offices are located at Ruta 8,
17,500, Edificio @3, local 003, CP 91609 Montevideo, of the Republic of Uruguay;
Agroinvestment's principal offices are located at Zabala 1422, 2nd floor,
Montevideo, Republic of Uruguay; IBOSA's principal offices are located at
Bolivar 108, 1st floor, Buenos Aires, Argentina; REIG principal offices are located at Clarendon House 2 Church Street, Hamilton HM CX, Bermuda, Tyrus'
principal offices are located at Colonia 810, Of. 403, CP 11000, Montevideo,
Republic of Uruguay, Jiwin's principal offices are located at Colonia 810, Of.
403, CP 11000, Montevideo, Republic of Uruguay, Dolphin's principal offices are located at Mintflower Place 4th floor, 8 Par-La-Ville Road Hamilton HM 08
Bermuda and Idalgir's principal offices are located at Zabala 1422, 2nd floor,
Montevideo, Republic of Uruguay.

The reported securities may be deemed to be indirectly beneficially owned by the list of entities described on the previous paragraphs except for Elsztain, IRSA,
IBOSA, REIG and Dolphin, whose direct beneficial ownership are listed below. The
Reporting Persons disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Persons are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of
1934, as amended, or for any other purpose.

As of January 20, 2009:

(i)     Elsztain is the Chairman of the Board of Directors of IFIS, IFISA,
Cresud, CAM, CVC Uruguay, CVC Cayman, Agroinvestment, IRSA, Tyrus, Jiwin and
Idalgir, except for Agrology, a company 97% owned by Cresud, IBOSA, a company
100% owned by IRSA and REIG, a company in which Jiwin (a company wholly owned by
Tyrus) is the General Partner.
(ii)    Elsztain is the beneficial owner of 28.96% of IFIS, including: (a)
11.29% owned indirectly through Agroinvestment (b) 5.17% owned indirectly through Idalgir SA, (c) 12.62% owned indirectly through CVC Uruguay, (d) 2.08%
owned indirectly through CVC Cayman. Elsztain owns 100% of Agroinvestment and
Idalgir SA and 85.0% of CAM which owns 0.11% of IRSA's outstanding stock and
100% of CVC Uruguay which in turn owns 0.00016% of Cresud's shares on a fully diluted basis and 100% of CVC Cayman. None of these companies directly own
Common Shares of Hersha Hospitality Trust ("HHT"). Elsztain also directly owns
0,0005% of IRSA's outstanding stock and 0.00022% of Cresud's shares on a fully diluted basis
(iii)   CVC Cayman serves as the Investment Manager of IFIS.
(iv)    CVC Uruguay Serves as the Investment Manager of Dolphin Fund Ltd
(v)     IFIS is the direct owner of 100% of the common shares of IFISA.
(vi)    IFISA directly owns 0.94% of IRSA's outstanding stock and 37.18% of
Cresud's shares on a fully diluted basis. IFISA does not directly own HHT's
Common Shares.
(vii)   Cresud directly owns 50.23% of IRSA's common shares and 97% of Agrology
SA. Cresud does not own HHT's Common Shares.
(viii)  Agrology directly owns 6.89% of IRSA's outstanding stock.
(ix)    IRSA owns 100% of IBOSA's capital stock, 100% of Tyrus' capital stock and 629,206 Common Shares of HHT.
(xi)    IBOSA owns 190,700 Common Shares of HHT.
(x)     Tyrus owns 100% of the capital stock of Jiwin;
(xii)   Jiwin serves as general Partner of REIG.
(xiii)  REIG owns 10,489,917 Common Shares of HHT and has the option to purchase up to 5,700,000 Common Shares of HHT.
(xiv)   Dolphin Fund Ltd owns 333,333 Common Shares of HHT
(xv)    Eduardo Elsztain directly owns 3,600 Common Shares of HHT.